Exhibit 10.2

July 5, 2017

VIA HAND DELIVERY
Thomas P. Minichiello
1416 Kallien Avenue
Naperville, IL 60540

Re:    Employment Agreement Matters

Dear Tom:
As you know, over the past year Westell Technologies, Inc. (“Westell”) has changed its practice regarding the employment of executives pursuant to employment agreements. In particular, Westell is no longer providing such agreements, but instead is setting forth terms and conditions of employment in offer letters.

Based on a review of our records, your employment is still governed by an employment agreement dated June 18, 2013, between you and Westell (the “Employment Agreement”), which was issued based on Westell’s prior approach. In order to unify our practices and provide for consistency, at this time we are giving you notice under Section 3.1 of the Employment
Agreement of our intent to terminate it effective July 5, 2019. This notice does not mean that you will no longer be employed by Westell after this date; it simply means that the Employment Agreement will no longer be in effect after that date.

I would note that this notice has no effect on your position or compensation, including your title, status, authority, responsibilities, salary, bonus opportunity or location of work.

If you have any questions, please let me know.
Very truly yours,
/s/ Kirk R. Brannock
Kirk R. Brannock, President

750 NORTH COMMONS DRIVE ■ AURORA, IL 60504
(630) 898-2500 or (800) 323-6883
WESTELL TECHNOLOGIES CUSTOMER SUPPORT: (800) 377-8766
WWW.WESTELL.COM